Exhibit 4.15

AMENDMENT TO COLLABORATION AGREEMENT

This Amendment to the COLLABORATION AGREEMENT (“Amendment”) is made effective as of November 5, 20218 (“Effective Date”), by and between:

ABL Bio, having a business address at 16, Daewangpangyo-ro 712 beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do, 13488, Republic of Korea (“ABL Bio”), and

I-Mab, having its registered address at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Cayman, KY 1-1205 Cayman Islands (“I-Mab”), and

I-MAB Biopharma Co., Ltd., having its business address at Sute 802, OmniVision Park West Tower, 88 Shangke Road, Pudong New District, Shanghai, China (“I-MAB Biopharma”).

Whereas,

1.
ABL Bio and I-Mab have executed the COLLABORATION AGREEMENT (“Collaboration Agreement”) dated July 26, 2018;
2.
I-MAB Biopharma is one of Affiliates of I-Mab;
3.
Part of the development and commercialization of PD-L1/4-1BB, PD-L1/TIGIT and PD-L1/B7H3 BsAbs will be conducted within China.

ABL Bio, I-Mab and I-MAB Biopharma each may be referred to herein individually as a “Party”, or collectively as the “Parties”.

NOW, THEREFORE, the Parties hereby agree as follows:

1.
Substitution

1.1 I-Mab, as the subject of the Collaboration Agreement, shall be replaced and substituted by I-MAB Biopharma.

1.2 All of the rights and obligations of I-Mab under the Collaboration Agreement shall be transferred from I-Mab to I-MAB Biopharma.

2. Miscellaneous

2.1 Except as expressly provided herein, all of other terms and conditions of the Collaboration Agreement remain in full force and effect.

2.2 Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Collaboration Agreement.

2.3 This Amendment may be executed in counterparts, each of which shall be deemed an

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Exhibit 4.15

original, but each of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by email in “portable document format” (“.pdf”).

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Exhibit 4.15

IN WITNESS WHEREOF each of the Parties hereto has caused this Amendment to be executed by its duly authorized representative on the date first set forth above

ABL Bio	I-Mab
Signed by: /s/ Sang Hoon Lee	Signed by: /s/ Zang Jingwu Zhang
Name: Sang Hoon Lee	Name: Zang Jingwu Zhang
Title: CEO	Title: CEO

I-MAB Biopharma Co., Ltd.
Signed by: /s/ Zang Jingwu Zhang
Name:
Title:

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